UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2022 (March 7, 2022)

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five American Lane, Greenwich, Connecticut 06831
(Address of principal executive offices)

(855) 976-6951
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	XPO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 7, 2022, the Compensation Committee of the Board of Directors of XPO Logistics, Inc. (the “Company”) approved the cancellation and replacement of a portion of the outstanding cash long-term incentive award granted in July 2020 to each of Brad Jacobs and Mario Harik (each, a “Cash LTI Award”) with a performance-based restricted stock unit award (each, a “PSU Award”).

The cancelled portion of each Cash LTI Award has a target cash value of $5,000,000 for Mr. Jacobs and $2,250,000 for Mr. Harik and corresponds to 50% of the target opportunity for the 2022 tranche for Mr. Jacobs and 100% of the target opportunity for the 2022 tranche for Mr. Harik. Each replacement PSU Award has a target grant date value equal to the cancelled portion of the officer’s Cash LTI Award. In addition, in consideration for his leadership of the Company’s less-than-truckload (LTL) business as acting president, Mr. Harik was granted an incremental PSU Award with a grant date value of $3,250,000. All of the PSU Awards have both performance-based and time-based vesting requirements.

The performance-based vesting requirements consist of a gating performance goal and certain financial performance goals relating to the performance of the Company’s LTL business for fiscal year 2022. The gating performance goal requires completion of the planned separation of the Company’s tech-enabled brokered transportation services from its LTL business by December 31, 2022 as a condition to any portion of the PSU Award becoming vested, with the result that, if the planned separation is not completed by December 31, 2022, each PSU Award will be forfeited in its entirety. The financial performance goals require achievement of the following threshold performance levels: (i) achievement of LTL adjusted operating ratio improvement of at least 100 basis points over the prior fiscal year and (ii) achievement of LTL adjusted EBITDA of at least $1 billion (inclusive of up to $50 million from gains on sales of real estate). The two financial performance goals are weighted equally and each corresponds to a payout opportunity of between 0% (for performance below the threshold level specified above) and 200% of target (for LTL adjusted operating ratio improvement of 200% or more and LTL adjusted EBITDA of $1.05 billion or more, respectively), with linear interpolation of payouts between the threshold and maximum levels.

For the replacement PSU Awards, the time-based vesting condition generally requires continued service through December 31, 2023 (which generally aligns with the vesting period for the corresponding cancelled portion of the Cash LTI Award), or an earlier qualifying termination of service. The incremental award for Mr. Harik generally requires continued service through the third anniversary of the grant date, or an earlier qualifying termination of service.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2022	XPO LOGISTICS, INC.

	By:	/s/ Ravi Tulsyan
Ravi Tulsyan
Chief Financial Officer